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                                                                     Exhibit 4.7



                            CERTIFICATE OF CORRECTION

                                       OF

                           CERTIFICATE OF DESIGNATION

                                       OF

                                  SERAGEN, INC.


It is hereby certified that:

1. The name of the corporation (hereinafter the "Corporation") is Seragen, Inc.

2. The Amended Certificate of Designation of the Corporation, which was filed with the Secretary of State of Delaware on May 29, 1996, is hereby corrected in accordance with the provisions of Section 103 of the General Corporation Law.

3. The inaccuracy to be corrected in said instrument is as follows:

The formula by which the Conversion Price of the Series A Preferred stock is to be determined (which is set forth under subparagraph (ii) of paragraph C of the Amended Certificate of Designation and which appears on page number 2 thereof) incorrectly reads as follows:

                           "...three percent (73%)..."

4. The portion of the instrument in corrected form is as follows:

                       "...seventy-three percent (73%)..."

Signed this 6 day of August, 1996.


                                         /s/ George W. Masters
                                         --------------------------------------
                                         George W. Masters
                                         Vice Chairman, President &
                                           Chief Executive Officer, and
                                           President